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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NTL Incorporated and Subsidiaries (the "Company") for the registration of shares of its Convertible Preferred Stock and Common Stock issuable upon redemption of the Company's 9.9% Non-Voting Mandatorily Redeemable Preferred Stock, Series A and to the incorporation by reference therein of our report dated March 20, 1998, with respect to the consolidated financial statements and schedules of the Company included in its Annual Report (Form 10-K/A-1) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                          ERNST & YOUNG LLP

New York, New York
November 5, 1998